                                   EXHIBIT 11

         CENTURY INDUSTRIES, INC., AND SUBSIDIARIES
         COMPUTATION OF EARNINGS PER COMMON SHARE
         FOR THE THREE MONTHS ENDED JUNE 30, 1998 AND 1997

         -----------------------------------------------------------------------------------------------------------
                                                                                THREE MONTHS     THREE MONTHS
                                                                                ENDED JUNE 30,   ENDED JUNE 30,
                                                                                      1998           1997
         -------------------------------------------------------------------------------------------------------------
         SHARES OUTSTANDING..........................................             7,803,000         6,096,000
         WEIGHTED AVERAGE SHARES OUTSTANDING.........................             7,600,000         5,800,000
         NET INCOME (LOSS)...........................................           $  (287,893)       $  535,091
         PREFERRED DIVIDENDS                                                     ----------          (167,700)
                                                                                ------------       -----------
         TOTAL NET INCOME (LOSS) AVAILABLE
          FOR COMMON STOCKHOLDERS'                                              $  (287,893)       $  367,391
                                                                                ============       ==========

         BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:
         EARNINGS (LOSS) PER SHARE                                                   $(0.04)            $0.06
                                                                                      ------            -----

                                   EXHIBIT 11

         CENTURY INDUSTRIES, INC., AND SUBSIDIARIES
         COMPUTATION OF EARNINGS PER COMMON SHARE
         FOR THE THREE MONTHS ENDED JUNE 30, 1998 AND 1997

         -----------------------------------------------------------------------------------------------------------
                                                                                THREE MONTHS     THREE MONTHS
                                                                                ENDED JUNE 30,   ENDED JUNE 30,
                                                                                      1998           1997
         -------------------------------------------------------------------------------------------------------------
         SHARES OUTSTANDING..........................................             7,803,000         6,096,000
         WEIGHTED AVERAGE SHARES OUTSTANDING.........................             7,600,000         5,800,000
         NET INCOME (LOSS)...........................................           $  (126,811)       $  332,150
         PREFERRED DIVIDENDS                                                     ----------           (25,750)
                                                                                ------------       -----------
         TOTAL NET INCOME (LOSS) AVAILABLE
          FOR COMMON STOCKHOLDERS'                                              $  (126,811)       $  306,400
                                                                                ============       ==========

         BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:
         EARNINGS (LOSS) PER SHARE                                                   $(0.02)            $0.05
                                                                                      ------            -----